SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING  10/31/2006
FILE NUMBER 811-1424
SERIES NO.: 3


2DD. 1. Total income dividends for which record date passed during the period. ($000's Omitted)
          Class A                                   $15,151
     2.   Dividends for a second class of open-end company shares
          ($000's Omitted)
          Class B                                     $ 455
          Class C                                      $ 81
          Class R                                      $ 18
          Institutional Class                       $ 1,112

73A.      Payments per share outstanding during the entire current period:
          (form nnn.nnnn)
     1.   Dividends from net investment income
          Class A                                  000.1233
     2.   Dividends for a second class of open-end company shares
          (form nnn.nnnn)
          Class B                                  000.0095
          Class C                                  000.0095
          Class R                                  000.0885
          Institutional Class                      000.2005

74U. 1.   Number of shares outstanding (000's Omitted)
          Class A                                   321,721
     2. Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                                   108,214
          Class C                                    20,040
          Class R                                       347
          Institutional Class                         8,026

74V. 1.   Net asset value per share (to nearest cent)
          Class A                                    $14.96
     2. Net asset value per share of a second class of open-end company shares (to nearest cent)
          Class B                                    $14.30
          Class C                                    $14.34
          Class R                                    $14.87
          Institutional Class                        $15.38